UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 (Rule 14a-101)

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

SAFEGUARD SCIENTIFICS, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee: (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with written preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The attached reminder is being mailed commencing on July 29, 2004, to Safeguard Scientifics, Inc. shareholders in connection with the Special Meeting of Shareholders scheduled for August 19, 2004.

Dear Safeguard Scientifics Stockholder:

If you have not already voted, please do so. If you have voted, thank you! You previously received proxy materials for the Special Meeting of Stockholders of Safeguard Scientifics, Inc. to be held on August 19, 2004. Your shares are registered in the name of your broker as the holder of record.

If you need assistance, please contact our proxy solicitor:
Georgeson Shareholder
1-800-790-6795

Your Vote Is Important

Please forward your voting instructions as soon as possible using one of the following methods:
Available 24 Hours – 7 Days a Week!

GIVE INSTRUCTIONS BY TELEPHONE
Using a touch-tone telephone, call the toll-free number
which appears on the top left corner
on your enclosed Voting Instruction Form.
Just follow these three easy steps:

1.	Call the toll-free number located on the top left corner of your Voting Instruction Form.

2.	Enter your 12-digit Control Number located on your Voting Instruction Form.

3.	Follow the simple recorded instructions.

GIVE INSTRUCTIONS BY INTERNET
Go to website:
WWW.PROXYVOTE.COM

Just follow these three easy steps:

1.	Go to the website www.proxyvote.com.

2.	Enter your 12-digit Control Number located on your Voting Instruction Form.

3.	Follow the simple instructions.

If you give voting instructions by telephone or Internet, do not return your Voting Instruction Form.
Thank you for your response!